FORM T-1
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(B)(2) _______
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                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)


                New York                                  13-3818954
     (Jurisdiction of incorporation                    (I.R.S. employer
      if not a U.S. national bank)                    identification No.)


          114 West 47th Street                            10036-1532
              New York, NY                                (Zip Code)
          (Address of principal
           executive offices)
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                                Terex Corporation
               (Exact name of obligor as specified in its charter)


                Delaware                                34-1531521
      (State or other jurisdiction of                  (I.R.S. employer
       incorporation or organization)                 identification No.)

             500 Post Road East
                Westport, CT                                06880
  (Address of principal executive offices)               (Zip Code)

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                    8 7/8% Senior Subordinated Notes due 2008
                       (Title of the indenture securities)

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                                     GENERAL


1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, DC
             New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     The obligor currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  List of Exhibits

     T-1.1       --  Organization   Certificate,  as   amended,  issued  by the
                     State of  New York Banking  Department to transact business as  a  Trust  Company,  is  incorporated  by  reference  to
                     Exhibit T-1.1  to Form T-1  filed  on  September  15,  1995 with  the Commission  pursuant to the Trust  Indenture Act
                     of  1939,  as  amended   by  the  Trust   Indenture  Reform
                     Act of 1990 (Registration No. 33-97056).

     T-1.2       --  Included in Exhibit T-1.1.

     T-1.3       --  Included in Exhibit T-1.1.


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16.  List of Exhibits
     (cont'd)

     T-1.4       --  The  By-Laws of  United  States Trust Company of  New York,
                     as  amended,  is  incorporated   by  reference  to  Exhibit
                     T-1.4  to Form T-1  filed on  September 15, 1995  with  the
                     Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                     (Registration No. 33-97056).

     T-1.6       --  The  consent of the  trustee  required  by Section 321(b)
                     of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7       --  A copy of  the  latest  report of  condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of July 27, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

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Pursuant to the  requirements  of the Trust  Indenture Act of 1939, the trustee,
United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 27th day of July, 1998.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

     /s/ John Guiliano
By:     John Guiliano
        Vice President

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                                                                 Exhibit T-1.6


        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


         /s/Gerard F. Ganey
By:      Gerard F. Ganey
         Senior Vice President

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                                                                 EXHIBIT T-1.7


                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1998
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                      $      303,692

Short-Term Investments                                              325,044

Securities, Available for Sale                                      650,954

Loans                                                             1,717,101
Less:  Allowance for Credit Losses                                   16,546
       Net Loans                                                  1,700,555
Premises and Equipment                                               58,868
Other Assets                                                        120,865
      Total Assets                                               $3,159,978

LIABILITIES
Deposits:
      Non-Interest Bearing                                     $    602,769
      Interest Bearing                                            1,955,571
                                                                 ----------
         Total Deposits                                           2,558,340

Short-Term Credit Facilities                                        293,185
Accounts Payable and Accrued Liabilities                            136,396
      Total Liabilities                                          $2,987,921

STOCKHOLDER'S EQUITY
Common Stock                                                         14,995
Capital Surplus                                                      49,541
Retained Earnings                                                   105,214
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                2,307
                                                             --------------

Total Stockholder's Equity                                          172,057
    Total Liabilities and
     Stockholder's Equity                                        $3,159,978

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

May 6, 1998